UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2013 (November 14, 2013)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2013, in connection with Alan J. M. Haughie’s appointment as Senior Vice President and Chief Financial Officer, The ServiceMaster Company (“ServiceMaster”) announced that David W. Martin, who had been serving as ServiceMaster’s interim Chief Financial Officer since November 2012, would assist Mr. Haughie during the transition while ServiceMaster identified other significant executive opportunities for him.  On November 14, 2013, ServiceMaster announced plans to separate its TruGreen business from ServiceMaster on or about December 31, 2013.  In connection with the prospective transaction, Mr. Martin entered into an agreement with ServiceMaster (the “Offer Letter”) to serve as Senior Vice President and Chief Financial Officer of the TruGreen business, effective as of November 14, 2013.

Pursuant to the Offer Letter, Mr. Martin will be paid an annual base salary of $385,000 and will have a target annual bonus opportunity of 65% of his base salary to be based on ServiceMaster’s 2013 performance.  For 2014, Mr. Martin’s target annual bonus opportunity will be 60% of his base salary, with a minimum payment of $125,000.  Such bonus opportunity is to be based on TruGreen’s 2014 performance.  Mr. Martin was also granted 20,000 stock options, as of November 14, under the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (the “Plan”).  The stock options are scheduled to vest at a rate of one-fourth per year on each of the first four anniversaries of the grant date, subject to Mr. Martin’s continued employment with TruGreen after the separation from ServiceMaster.

In addition, the Offer Letter contains provisions related to severance benefits for Mr. Martin, which state that (1) if Mr. Martin’s employment is terminated by TruGreen without cause or if he resigns with good reason (as those terms are defined in the Offer Letter) at any time or (2) between April 1, 2015 and September 30, 2016, if Mr. Martin’s employment terminates for any reason (other than termination for cause), then he would receive (i) severance of one times his annual base salary; (ii) an amount equal to his target annual bonus payment, plus (iii) an amount equivalent to the prorated target bonus amount, if termination occurs after June 30 in a year.

The above description of the Offer Letter with Mr. Martin is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, which we will file no later than as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2013.

Effective as of November 16, 2013, John P. Mullen, 44, was appointed as ServiceMaster’s Controller and Chief Accounting Officer, replacing David W. Martin, who resigned from those positions at ServiceMaster as of  November 14, 2013 in connection with the appointment noted above.  In connection with his appointment, Mr. Mullen will be paid an annual base salary of $285,000 and will have a target annual bonus opportunity of 45% of his base salary.  Mr. Mullen has served as ServiceMaster’s Vice President & Assistant Controller since September 2013, from August 2011 to November 2012 and from November 2007 to April 2011.  He served as Vice President and interim Controller from November 2012 to September 2013 and from May 2011 to August 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President & Chief Financial Officer